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                                                                   EXHIBIT 23(C)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in this Registration Statement on Form S-4 of Shawmut National Corporation dated on or about February 7, 1995, which includes the Northeast Federal Corp. Proxy Statement/Shawmut National Corporation Prospectus (the "Registration Statement") of our report dated January 21, 1994 (February 9, 1994 as to Note 26), appearing in the Annual Report on Form 10-K of Northeast Federal Corp. for the year ended December 31, 1993 and of our report, updated for subsequent events, dated January 21, 1994 (August 12, 1994 as to Note 26), appearing in the Current Report on Form 8-K dated January 11, 1995 of Shawmut National Corporation, and to the reference to us under the heading "Experts" which appears on page 77 of the Proxy Statement/Prospectus which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Hartford, Connecticut
February 6, 1995